SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 North Main Street

P.O. Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b). Departure of Directors or Principal Officers

On September 8, 2004, Union Bankshares Corporation issued a press release announcing the resignation of Mr. Robert C. Sledd effective August 31, 2004. On September 7, 2004, Union Bankshares Corporation received a resignation letter from Mr. Sledd dated September 3, 2004. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02 (d). Appointment of New Director

On September 8, 2004, Union Bankshares Corporation issued a press release announcing the appointment of two new members to the Company’s Board of Directors, Mr. Patrick J. McCann and Mr. Hullihen W. Moore. This appointment was authorized by the Board on August 26, 2004 and subsequently accepted by the two new directors. At this time, we cannot determine what, if any, committee assignments the new directors will assume. However, we will amend this Form 8-K to disclose such appointments within the time period provided for by regulation. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9. 01. Exhibits.

(a)	Exhibits.

99.1	Union Bankshares Corporation press release dated September 8, 2004

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: September 10, 2004	By:	/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and
Chief Financial Officer

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